AMBAC ASSURANCE CORPORATION, AMBAC INSURANCE UK LIMITED,
              MBIA INSURANCE CORPORATION, AND MBIA ASSURANCE, S.A.

                   AGREEMENT REGARDING A GLOBAL JOINT VENTURE

This Agreement (the "Agreement") shall respecify the terms of the joint venture (the "Venture") established by the Agreement Regarding the Formation of a European Joint Venture dated as of September 11, 1995 and amended as of August 1, 1998 (the "September 11, 1995 Agreement"), shall supersede the September 11, 1995 Agreement, and shall become effective as of January 15, 1999.

The parties to the Venture shall be Ambac Assurance Corporation and AMBAC Insurance UK Limited (collectively "Ambac") on the one hand and MBIA Insurance Corporation and MBIA Assurance, S.A. (collectively "MBIA," and together with Ambac, the "Parties") on the other. The Parties may handle through the Venture, as further specified in Guidelines that the Parties may promulgate, types of transactions (1) that generally require an assessment of a non-trivial and bona-fide foreign risk exposure or in which the credit enhancement is sold to a foreign purchaser, and (2) on which collaboration by the Parties conforms to all applicable laws, rules, and regulations ("Global business").

The Parties intend to accomplish through the Venture the following purposes, among others: (1) increase the quantity and quality of the output and availability of financial guaranty insurance, other types of credit and guaranty insurance, or other forms of credit enhancement, (2) reduce the cost, and increase the availability, of capital financing, and (3) increase the demand for credit enhancement and capital financing throughout the world. The Parties have concluded that combining their resources through the Venture will achieve efficiencies, expand their insurance offerings, and assist in overcoming significant difficulties that each Party experienced in its separate activities outside the United States.

The Venture permits the Parties to increase their capacities for covering risks that would be difficult to cover individually because of their scale, rarity, or novelty and provides a structure through which the Parties can harmonize their incentives to integrate their resources and share their goodwill. The Venture also allows the Parties to compete with banking, governmental funding, and alternative forms of credit enhancement and structured financing. The Venture thereby permits the Parties to offer consumers durable access to additional forms and sources of financing.

The Parties expect that the Venture will enable them to develop expanded geographic coverage outside the United States and to promote more effectively established and innovative uses of various forms of credit enhancement in foreign countries and territories. The improvements and progress that will be accomplished through the Venture will allow the Parties to diversify and increase their product offerings and will directly benefit issuers of financial obligations, investors, others in the international financial community, and consumers throughout the world.

The Parties anticipate acting mainly (though not exclusively) as primary insurer and reinsurer, respectively, in jointly serving clients through the Venture. In addition and without limitation, the Parties may act jointly through the Venture as and when stated above with respect to, among others, the following activities and activities related thereto:



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                                                                    CONFIDENTIAL

(a) conduct research regarding new business opportunities for the provision of financial guaranty insurance and other forms of credit enhancement;

(b) market all forms of credit enhancement by, among other things, informing clients of the increased capacity, expanded expertise, extended geographic coverage, and improved service that the Parties will offer as a result of their collaboration under this Agreement and by promoting and conducting seminars and conferences on credit enhancement and the Parties' activities through the Venture;

(c) analyze credit risks, select business opportunities that will be pursued as part of the Venture, and, in some cases, seek to obtain reinsurance for those opportunities;

(d) compile proposals for the offering of financial guaranty insurance, other types of credit and guaranty insurance, or other forms of credit enhancement in which the Parties will act mainly as primary insurer and reinsurer, respectively (though the Parties may also act as co-insurers or co- reinsurers);

(e) present and execute such offerings and obtain reinsurance for such offerings; and

(f) settle claims or risks insured by the Parties through the Venture.

While the Parties are reviewing or pursuing a business opportunity jointly through the Venture, neither Party shall pursue that opportunity independently or unilaterally in competition with the Venture, provided, however, that each Party retains the discretion to terminate unilaterally its consideration of a business opportunity through the Venture and to pursue that opportunity independently.

Each Party's participation in any particular Venture activity shall be determined independently by that Party. In addition, with respect to any particular Venture activity, each Party shall act only in such capacity (that is, as primary insurer, reinsurer, or in any other capacity) as is permitted by applicable law. If any Party requires any authorization to undertake the business contemplated by this Agreement, that Party shall obtain such authorization and refrain from conducting such business in the absence of such authorization. Each Party shall be responsible for its own compliance with the applicable laws, rules, and regulations related to its participation in this Agreement.

Each Party shall retain the discretion to act independently and unilaterally if it so chooses or if a prospective client wishes to deal with either Party on such a basis, even if the Parties have begun to review or pursue the opportunity jointly through the Venture. Accordingly, neither Party shall be required to bring all risks relating to Global business to the Venture. When either Party acts independently and unilaterally with respect to any Global business matter, the acting Party shall do so without coordination or cooperation with the other Party after the acting Party decides to proceed independently and unilaterally. Each Party shall advise each client in connection with any Global business matter whether it is acting jointly or separately with respect to that matter.

The Parties shall not engage in joint conduct through the Venture in connection with types of transactions that do not constitute Global business ("Non-Venture business"). The Venture formed by this Agreement shall have no effect on Ambac's or MBIA's respective Non-Venture business, and each Party shall continue to act independently and unilaterally with respect to its Non-Venture business. In


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                                                                    CONFIDENTIAL

addition, each Party shall not disclose competitively sensitive information regarding its Non-Venture business or regarding other domestic activities to the other Party.

The Parties shall use "MBIA-Ambac International" as the logo for the Venture. Each Party shall permit the other Party to use, on a non-exclusive basis and in conjunction only with Venture business, the trademarks and tradenames listed in Appendix A to this Agreement in accordance with the terms of Appendix A.

Each Party represents to the other Party that it is authorized to enter into this Agreement and to exercise all rights and meet all obligations set forth in this Agreement. This Agreement shall continue in force for five years from the effective date of this Agreement; provided, however, that this Agreement may be terminated 30 days following the transmission (by facsimile and registered mail) of written notification by one Party to the other Party that the notifying Party wishes to withdraw from the Agreement.

This Agreement constitutes the entire agreement between the Parties regarding the Venture and can be amended only in writing. This Agreement may be executed in counterparts that, when taken together, shall constitute a fully executed original of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.


Ambac Assurance Corporation                     MBIA Insurance Corporation

By: /s/ Phillip B. Lassiter                     By: /s/ Joseph W. Brown. Jr.
    -----------------------------                   ----------------------------
Name:  Phillip B. Lassiter                      Name: Joseph W. Brown. Jr.
Title: Chairman, President,                     Title:   Chief Executive Officer
          and Chief Executive Officer

Date:  1/29/99                                  Date:
                                                      --------------------------

AMBAC Insurance UK Limited                      MBIA Assurance S.A.

By: /s/ John W. Uhlein III                      By: /s/ Michael J. Maguire
      ---------------------------                   ----------------------------
Name:  John W. Uhlein III                       Name: Michael J. Maguire
Title: Managing Director                        Title: President
Date:  1/29/99                                  Date:
                                                     ---------------------------
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                                   APPENDIX A

Each Party shall permit the other Party, on a non-exclusive basis and only during the term of this Agreement, to use its trademarks and tradenames that are listed on the following pages in conjunction with the other Party's trademarks and tradenames that are listed on the following pages solely in connection with business conducted through the Venture under this Agreement.

Each Party shall retain the right, to be exercised reasonably, to prohibit the use of its trademark or tradename in connection with any specific instance of Venture business if the use of such trademark or tradename would violate the standards that such Party has set for the use of its trademark or tradename in the ordinary course of its business.

Each Party represents to the other Party that it owns free of any adverse claim the trademarks and tradenames attributed to it on the following pages.


                           MBIA INSURANCE CORPORATION

                              MBIA ASSURANCE, S.A.

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                          AMBAC ASSURANCE CORPORATION

                           AMBAC INSURANCE UK LIMITED

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                               Joint Venture Logo

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